Exhibit 10.1

AMENDMENT AND EXCHANGE AGREEMENT

This AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”) is made as of May 2, 2018, by and among SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), CEOF II DE I AIV, L.P., CEOF II COINVESTMENT (DE), L.P. and CEOF II COINVESTMENT B (DE), L.P. (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, on November 30, 2015, the Company and the Purchasers entered into a Convertible Senior Note Purchase Agreement (as amended on March 3, 2017, and as it may be further amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) for the issuance of $175,000,000 in aggregate principal amount of 3.75% Convertible Senior Notes due 2022 (the “Notes”). Unless otherwise noted, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

WHEREAS, on November 30, 2015, the Company and the Purchasers entered into a Registration Rights Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”) providing for the registration of the Notes and certain other securities.

WHEREAS, on April 17, 2018, the Company and the Purchasers entered into a letter agreement providing for, among other things, the exchange of $50,000,000 in aggregate principal amount of the Notes for 1,886,792 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), an increase in the interest rate of the Notes to 4.25% per annum and an extension of the maturity of the Notes to December 1, 2023.

WHEREAS, pursuant to Section 11.03 of the Note Purchase Agreement, the Company and the Purchasers holding all of the outstanding Notes wish to amend the Note Purchase Agreement by entry into this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1.	AMENDMENTS.

Section 1.1     Increase in Interest Rate. The first sentence of Section 3.02(a) of the Note Purchase Agreement is hereby amended as follows and all references in the Note Purchase Agreement, Exhibit A to the Note Purchase Agreement, any outstanding Notes and any outstanding Physical Notes to “3.75%” when referring to the interest rate of the Notes is hereby amended to “4.25%”:

“Interest shall be payable on the outstanding principal amount of the Notes, at a fixed rate equal to 4.25% per annum, payable semi-annually in cash in arrears.”

For the avoidance of doubt, interest shall accrue at a fixed rate of 3.75% through, but not including, the date of this Agreement, and shall accrue at a fixed rate of 4.25% from, and including, the date of this Agreement.

Section 1.2     Extension of Maturity Date. The term “Maturity Date” in Section 1.01 of the Note Purchase Agreement is hereby amended as follows and all references in the Note Purchase Agreement, Exhibit A to the Note Purchase Agreement, any outstanding Notes and any outstanding Physical Notes to “2022” when referring to the maturity date of the Notes shall be amended to “2023”:

““Maturity Date” means December 1, 2023.”

2.	EXCHANGE.

Section 2.1     Exchange of Notes for Warrants Exchangeable for Shares of Common Stock.

(a)     Subject to the terms and conditions set forth in this Agreement, the Company and the Purchasers hereby agree to exchange (the “Exchange”) at the Closing (as defined below) $50,000,000 in aggregate principal amount of the Notes (the “Exchange Notes”) held by the Purchasers for warrants (the “Warrants”) entitling the Purchasers to purchase 1,886,792 shares of Common Stock, exercisable at $0.01 per share, at an exchange rate of 37.73 for each $1,000 in principal amount of Exchange Notes (equivalent to an exchange price of $26.50), as set forth on Schedule A with respect to each Purchaser.

(b)     Subject to the terms and conditions set forth in this Agreement, the Company and the Purchasers hereby agree that, at the Closing, the Company will pay the Purchasers, $708,333.33 in immediately available funds, in respect of all accrued and unpaid interest on the Exchange Notes to, but excluding, the Closing Date (as defined below) (the “Cash Payment”) (provided that the amount of such Cash Payment assumes that the Closing Date is May 2, 2018, and if the Closing Date is not such date, the amount of the Cash Payment shall be appropriately adjusted).

(c)     Section 9.02(d) and (e) of the Note Purchase Agreement shall apply with respect to the Exchange of the Exchange Notes, mutatis mutandis.

(d)     From the date of this Agreement through the Closing, the Company shall not effect any transaction that would result in an adjustment under Section 9.04 of the Note Purchase Agreement.

(e)     The Company agrees to provide the Purchasers, by May 18, 2018, with a report (the “Report”) regarding the percentage of shares of Common Stock owned by Non-U.S. Citizens and U.S. Citizens as of a recent date, as prepared by D.F. King & Co., Inc., for and on behalf of AST Ownership Intelligence, or one of its affiliates, or by any other party reasonably acceptable to the Purchasers and the Company, and calculated in a manner consistent with the Company’s standard practice for calculating ownership for purposes of monitoring its compliance with the Jones Act and its certificate of incorporation.  If the percentage ownership of the Company’s shares of Common Stock owned by Non-U.S. Citizens is less than 20.0% according to such Report (but subject to any other information that the Company reasonably believes indicates a greater percentage being owned by Non-U.S. Citizens, which information is provided to the Purchasers), the Company will, as soon as reasonably practicable following delivery of such Report and prior to assisting any other holder of warrants or other securities exchangeable or convertible into shares of Common Stock, use its reasonable best efforts to assist the Purchasers in exercising Warrants to acquire shares of Common Stock in an amount up to the lesser of the number of shares that would cause (x) the Purchasers’ collective ownership of shares of Common Stock to equal 4.9% of the Company’s outstanding shares of Common Stock and (y) the percentage of the Company’s shares of Common Stock owned by Non-U.S. Citizens, as reflected in such Report (and any other information that the Company may reasonably refer to, which information is provided to the Purchasers), and after giving effect to such exercise, to exceed 20.0%. Thereafter, for so long as the Purchasers’ collective ownership of Common Stock does not equal or exceed 4.9%, the Company will obtain and deliver to the Purchasers a Report at least once every six months (in each case, updated as of a recent date) and, if the percentage ownership of the Company’s shares of Common Stock owned by Non-U.S. Citizens is less than 20.0% according to such Report (and any other information that the Company may reasonably refer to, which information is provided to the Purchasers), the Company will, as soon as reasonably practicable following delivery of such Report and prior to assisting any other holder of warrants or other securities exchangeable or convertible into shares of Common Stock, use its reasonable best efforts to assist the Purchasers in exercising the Warrants in an amount up to the lesser of the number of shares set forth in clauses (x) and (y) above; provided that if the Purchasers’ collective ownership of shares of Common Stock equals or exceeds 4.9% based on the most recent Report (and any other information that the Company may reasonably refer to, which information is provided to the Purchasers) or the information provided by the Purchasers, the Company will obtain and deliver to the Purchasers a Report at least once per 12-month period (in each case, updated as of a recent date). In addition, following any stock dividend, stock issuance or other corporate event that results in the number of outstanding shares of Common Stock of the Company outstanding immediately prior to such corporate event increasing by at least 0.5%, the Company shall provide notice to the Purchasers of such corporate event and the Company will, as soon as reasonably practicable following such corporate event and prior to assisting any other holder of warrants or other securities exchangeable or convertible into shares of Common Stock, use its reasonable best efforts to assist the Purchasers in exercising Warrants in an amount not to exceed the lesser of the number of shares set forth in clauses (x) and (y) above.

3.	CLOSING.

Section 3.1     Closing. The closing of the Exchange shall occur on the date hereof or such later date as is mutually agreed by the Company and the Purchasers and on which all of the conditions set forth in Section 6 have been satisfied (the “Closing Date”) and will take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 or remotely via the exchange of documents and signatures (the “Closing”).

Section 3.2     Delivery. At the Closing, subject to the terms and conditions hereof:

(a)     The Company will deliver to the Purchasers (i) the Cash Payment, (ii) Warrants substantially in the form attached as Exhibit A hereto and bearing the restricted legend therein entitling the Purchasers to purchase a number of shares of Common Stock equal to the number of Warrants, in each case free and clear of any Liens, other than transfer restrictions, as applicable, under applicable federal and state securities laws, the Jones Act and the Company’s certificate of incorporation, and (iii) Physical Notes (designated Nos. 7, 8 and 9) reflecting (x) the new principal amount of Notes held by each Purchaser upon the consummation of the Exchange as set forth on Schedule A hereto and (y) the amended terms of the Notes set forth in Section 1 above (the “New Notes”).

(b)     The Purchasers will deliver to the Company the existing Physical Notes (designated Nos. 4, 5 and 6) for cancellation.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchasers, and agrees with the Purchasers as follows:

(a)     The Company is duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. Each Significant Subsidiary is duly organized or formed and is validly existing and in good standing (where such concept is recognized), under the laws of the State or jurisdiction of such subsidiary’s organization or formation, as the case may be. The Company and each Significant Subsidiary has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company and each Significant Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except to the extent that they failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)     The Company has full right, power and authority to authorize, execute and deliver this Agreement, the New Notes and the Warrants, and to issue the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement, the New Notes and the Warrants, and to issue the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, and the consummation of the transactions contemplated hereby and thereby, has been duly and validly taken.

(c)     Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Organization Documents effective as of the date hereof; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court, conflict, breach, or Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(d)     The execution, delivery and performance by the Company of each of this Agreement, the New Notes and the Warrants, the issuance of the Warrants in the Exchange, the issuance of the shares of Common Stock issuable upon exercise of the Warrants, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement, the New Notes, the Warrants and the Operative Documents (to which it is a party) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority or (iii) violate the Organization Documents of the Company or any Subsidiaries, except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(e)     No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the Exchange and compliance by the Company with the terms hereof and the consummation of the transactions contemplated by this Agreement, except (i) for such consents that have already been obtained, (ii) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws, (iii) for any filing the Company is required to make under the Exchange Act on Form 8-K or registration statements in accordance with the Securities Act pursuant to the Registration Rights Agreement and (iv) to the extent the failure to obtain such consents, approvals, authorization, order, registration, or qualification would not be reasonably likely to have a Material Adverse Effect.

(f)     The Company and its subsidiaries hold all licenses, consents and approvals required by, and are in compliance with, all regulations of state, federal and foreign governmental authorities that regulate the conduct of the business of the Company and its subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect.

(g)     This Agreement, the New Notes and the Warrants have been duly executed and delivered by the Company. This Agreement, the New Notes and the Warrants constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)     The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended.

(i)     Any shares of Common Stock issuable upon conversion of the New Notes or upon the exercise of the Warrants have been duly authorized and validly issued, and are fully paid and non-assessable, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; all the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

(j)     Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 5(d), the issuance of the Warrants in the Exchange, and the shares of Common Stock issuable upon exercise of the Warrants, are exempt from the registration requirements of the Securities Act.

5.	REPRESENTATIONS, WARRANTIES, AND CERTAIN AGREEMENTS OF THE PURCHASERS.

The Purchasers hereby, severally and not jointly, represent and warrant to, and agrees with the Company as follows:

(a)     This Agreement constitutes such Purchaser’s valid and legally binding obligation, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Purchaser represents and warrants to the Company that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and that such Purchaser has the requisite power and authority to enter into this Agreement.

(b)     Each Purchaser is the sole record and beneficial owner of the Notes, the aggregate principal amount of which is set forth on Schedule A hereto. For at least six months prior to the date hereof (as calculated under Rule 144(d)), the Exchange Notes have been fully paid for.

(c)     The Exchange Notes held by each Purchaser are not subject to any lien, pledge, mortgage, security interest, charge, option or other encumbrance of adverse claim of any kind (a “Lien”). The execution and delivery of, and the performance by each Purchaser of its obligations under, this Agreement, will not result in the creation of any Lien upon the Exchange Notes held by such Purchaser. Upon the consummation of the Exchange, the Company will acquire the Exchange Notes free and clear of any Lien. Each Purchaser has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer, in whole or in part, any portion of its right, title or interests in the Exchange Notes it owns.

(d)     Each Purchasers is familiar with the definition of, and qualifies as, a “qualified institutional buyer” or an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and represents, agrees and acknowledges that it was not formed for the specific purpose of investing in the Warrants or any subsequent conversion or exchange. The Purchasers understand that the Warrants are being issued without registration under the Securities Act, or under the securities laws of any U.S. state, in reliance by the Company upon exemptions provided by the Securities Act (including Section 4(a)(2)) under the Securities Act) and the regulations promulgated thereunder and in reliance in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth in this Agreement (i) in concluding that the issuance of the Warrants in the Exchange and any subsequent conversion or exchange, is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of the Purchaser to purchase the Warrants. Each Purchaser represents that it is purchasing the Warrants to be purchased by it in exchange for its Exchange Notes solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to each Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Warrants pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, subject to the terms of the Note Purchase Agreement and the Registration Rights Agreement. Each Purchaser understands that its investment in the Warrants involves a high degree of risk and that no governmental body has passed on or made any recommendation or endorsement of the Warrants and represents that it is able to bear the economic risk of its investment in the Warrants. Each Purchaser is familiar with Rule 144 promulgated by the Commission under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and that it may be required to hold the Warrants for an indefinite period of time.

(e)     No fees or commissions are or will be payable by the Purchasers to brokers, finders, or investment bankers with respect to the purchase of any of the Warrants or the consummation of the transaction contemplated by this Agreement.

6.	CONDITIONS TO CLOSING.

Section 6.1     Conditions to the Purchaser’s Obligations. The obligations of the Purchasers under Section 2 of this Agreement are subject to the fulfillment or waiver, in writing, on or before the Closing, of each of the following conditions by the Company:

(a)     each of the representations and warranties of the Company contained in Section 4 shall be true and correct;

(b)     the Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(c)     the NYSE shall have approved the Company’s Supplemental Listing Application for the shares of Common Stock issuable upon exercise of the Warrants and authorized, upon official notice of issuance, the listing of the shares of Common Stock issuable upon exercise of the Warrants;

(d)     no notice of delisting from the NYSE shall have been received by the Company with respect to the Common Stock;

(e)     delivery of an opinion addressed to the Purchasers from Milbank, Tweed, Hadley & McCloy LLP, legal counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers; and

(f)     delivery to the Purchasers of a certificate of the Secretary of the Company, certifying as to (1) the Certificate of Incorporation of the Company and the Bylaws of the Company and (2) board resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants.

Section 6.2     Condition to the Company Obligations. The obligations of the Company to issue Warrants in the Exchange, as applicable, and to make the Cash Payment in accordance with Section 1 of this Agreement are subject to the fulfillment or waiver, in writing, on or before the Closing, each of the following conditions by the Company:

(a)     each of the representations and warranties of the Purchasers contained in Section 5 shall be true and correct in all material respects on the date of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing; and

(b)     the Purchasers shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Purchasers on or prior to the Closing Date.

7.	REGISTRATION RIGHTS AGREEMENT.

Section 7.1     The Company and the Purchasers hereby agree that the shares of Common Stock issuable upon exercise of the Warrants are “Company Shares” and “Registrable Securities” under the Registration Rights Agreement.

Section 7.2     The Company and the Purchasers hereby agree that any Warrants delivered to the Purchasers under Section 2.1(a) above are “Warrants” and “Registrable Securities” under the Registration Rights Agreement.

Section 7.3     Except as provided in this Section 7, the Registration Rights Agreement is in full force and effect in accordance with its terms and ratified in all respects.

8.	GENERAL PROVISIONS.

Section 8.1     Miscellaneous. Article XI of the Note Purchase Agreement shall apply to this Agreement, mutatis mutandis.

Section 8.2     Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SEACOR MARINE HOLDINGS INC.

By:	/s/ John Gellert
Name:	John Gellert
Title:	President and Chief Executive Officer

[Signature Page to Amendment and Exchange Agreement]

CEOF II DE I AIV, L.P.
By:	CEOF II DE AIV GP, LP, its general partner
By:	CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Rodney Cohen
Name:	Rodney Cohen
Title:	Authorized Person

CEOF II COINVESTMENT (DE), L.P.
By:	CEOF II DE AIV GP, LP, its general partner
By:	CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Rodney Cohen
Name:	Rodney Cohen
Title:	Authorized Person

CEOF II COINVESTMENT B (DE), L.P.
By:	CEOF II DE AIV GP, LP, its general partner
By:	CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Rodney Cohen
Name:	Rodney Cohen
Title:	Authorized Person

[Signature Page to Amendment and Exchange Agreement]

SCHEDULE A

Purchaser	Principal Amount of Notes to be exchanged in the Exchange by each Purchaser	Principal Amount of Notes owned after the Exchange	Warrants to be issued in the Exchange to each Purchaser
CEOF II DE I AIV, L.P.	$47,375,000.00	$118,438,000.00	1,787,736
CEOF II COINVESTMENT (DE), L.P.	$2,425,510.00	$6,063,490.00	91,528
CEOF II COINVESTMENT B (DE), L.P.	$199,490.00	$498,510.00	7,528
TOTAL	$50,000,000.00	$125,000,000.00	1,886,792

EXHIBIT A

[Form of Warrant]

THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(i)      REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(ii)     AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN EXCEPT:

a.  TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

b.  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

c.  PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER OF THIS SECURITY OR ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AMENDMENT AND EXCHANGE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Warrant Certificate No.: W-[●]

Original Issue Date: [●]

FOR VALUE RECEIVED, SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), hereby certifies that [_______], a [_______], or [his / her / its] registered assigns (the “Holder”) is entitled to purchase from the Company [●] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share of $0.01 (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1.

1.            Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Amendment and Exchange Agreement” means the Amendment and Exchange Agreement, dated as of May 2, 2018, by and among the Company and the purchasers named therein.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Company Charter” means the certificate of incorporation of the Company.

“Common Stock” means the common stock, $0.01 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excess Shares” has the meaning set forth in the Company Charter.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York City time, on a Business Day, including, without limitation, the receipt by the Company of the Notice of Exercise, the Warrant and the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date, the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Fair Market Value” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Fair Market Value” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, provided, that if such prices cannot reasonably be obtained from three such investment banking firms, but are obtained from two such investment banking firms, then the “Fair Market Value” will be the average of the mid-points of such bid and ask prices from those two investment banking firms and if such prices can reasonably be obtained from only one such investment banking firm then the “Fair Market Value” will be the mid-points of such bid and ask prices from that investment banking firm.

“Holder” has the meaning set forth in the preamble.

“Jones Act” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapter 551, and any successor or replacement statutes thereto, and the regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade.

“Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

“Notice of Exercise” has the meaning set forth in Section 3(a)(i).

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, any Director of the Company or any Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”).

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock.

“Original Issue Date” means the date on which the Warrant was issued by the Company pursuant to the Amendment and Exchange Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, association, incorporated organization or government or department or agency thereof.

“Restricted Legend” has the meaning set forth in Section 8(a).

“Securities Act” has the meaning set forth in Section 8(a).

“U.S. Citizen” means a person who is a “citizen of the United States” within the meaning of the Jones Act, eligible and qualified to own and operate U.S.-flag vessels in the U.S. Coastwise Trade.

“U.S. Coastwise Trade” means the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551, as amended or supplemented from time to time.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.            Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., New York City time, on the twenty-fifth (25th) anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3.            Exercise of Warrant.

(a)          Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)     surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with a notice of exercise (each, a “Notice of Exercise”), substantially in the form attached hereto as Exhibit A, duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)      payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)          Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Notice of Exercise, by the following methods:

(i)       by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)      by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or

(iii)     any combination of the foregoing.

In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the Fair Market Value of one Warrant Share as of the Exercise Date.

(c)          Delivery of Book-Entered Shares. Upon receipt by the Company of the Notice of Exercise, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, cause to be issued to such Holder by electronic entry on the books of the Company's transfer agent the Warrant Shares issuable upon such exercise, in each case, together with cash in lieu of any fraction of a share, as provided in Section 3(d) below.

The book entry Warrant Shares so delivered or issued, as the case may be, shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Notice of Exercise and shall be registered in the name of the Holder or, subject to compliance with Section 5 below, such other Person’s name as shall be designated in the Notice of Exercise. This Warrant shall be deemed to have been exercised and such book entry interests of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)          Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)          Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the book entry shares representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f)           Valid Issuance of Warrant and Warrant Shares. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i)       This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued;

(ii)      All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges;

(iii)     The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance);

(iv)     The Company shall use its reasonable best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise; and

(v)      The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g)          Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)          Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or treasury shares constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4.            Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a)          Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities to substantially all the holders of the Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b)          Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(a)), in each case which entitles substantially all of the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein (including Section 9), with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

(c)          Certificate as to Adjustment.

(i)       As promptly as reasonably practicable following any adjustment of the Exercise Price or number of Warrant Shares, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an Officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)      As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an Officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(d)          Notices. In the event:

(i)       that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)      of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii)     of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least fifteen (15) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.          Transfer of Warrant. Subject to the transfer conditions referred to in the Restricted Legend and in Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed instrument of assignment. Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

6.            Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided in the last sentence of this Section 6, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing sentences of this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.            Replacement on Loss; Division and Combination.

(a)          Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)          Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, including the provisions of the Restricted Legend and Section 8 hereof, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

8.            Compliance with the Securities Act.

(a)          Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the requirements of the Restricted Legend set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless provided in Section 8(c) below) shall be stamped or imprinted with a legend (the “Restricted Legend”) in substantially the following form:

“THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(i)     REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(ii)     AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN EXCEPT:

a.  TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

b.  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

c.  PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER OF THIS SECURITY OR ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AMENDMENT AND EXCHANGE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(b)          Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i)       The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act;

(ii)     The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and

(iii)     The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(c)     The Holder (or its transferee, as applicable) of any Warrants or Warrant Shares that contain a Restricted Legend shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the restrictive legend set forth above when (x) all such Warrants or Warrant Shares, as applicable, shall have been (A) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering such securities or (B) disposed of pursuant to the provisions of Rule 144 or any comparable rule under the Securities Act or (y) when, in the opinion of independent counsel for such Holder, such restrictions are no longer required in order to insure compliance with the Securities Act (including, without limitation, when all such Warrants or Warrant Shares, as applicable, could be sold in a single transaction pursuant to Rule 144 without restriction as to volume or manner of sale.

9.            Jones Act Restrictions. Notwithstanding the other provisions of this Warrant, in order to facilitate the Company’s compliance with the provisions of the Jones Act with regard to its operation of vessels in the U.S. Coastwise Trade and with certain contractual obligations of the Company with the United States government:

(a)     In connection with any exercise of this Warrant, the Holder (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. If such Holder or Person advises the Company that it satisfies the requirements to be a U.S. Citizen, under the Company Charter, the Company may require a Holder (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants) to provide it with such documents and other information as it may reasonably request to establish to the Company’s reasonable satisfaction that such Holder and/or Person is a U.S. Citizen.

(b)     No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants) is a U.S. Citizen may exercise or convert any Warrants to the extent the receipt of the shares of Common Stock issuable upon exercise or conversion of such Warrants would cause such Holder and/or any Person whose ownership position would be aggregated with that of such Holder and/or Person to exceed 4.9% of the aggregate number of shares of Common Stock outstanding at such time.

(c)     No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants) is a U.S. Citizen may exercise or convert any Warrants to the extent the shares of Common Stock deliverable upon exercise or conversion of the Warrants would constitute Excess Shares if they were issued, which shall be determined by the Company in its reasonable discretion at the time of any proposed exercise or conversion of a Warrant.

(d)     Any sale, transfer or other disposition of a Warrant by any Holder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Holder’s interests to such Person in the Warrant and the shares of Common Stock issuable upon exercise or conversion thereof with no ability to direct or control such Person. The foregoing restriction shall also apply to any Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants.

10.        Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

11.           No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant but subject always to compliance with the citizenship requirements of the Jones Act.

12.           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	SEACOR Marine Holdings Inc. 7910 West Main Street Houma, Louisiana 70360 Facsimile: (212) 582-8522 E-mail: aeverett@seacormarine.com Attention: Andrew H. Everett II

with a copy (which shall not constitute notice) to:	Milbank, Tweed, Hadley & McCloy LLP 28 Liberty Street New York, New York 10005 Fax: (212) 822-5003 Email: Dzeltner@milbank.com Attention: David E. Zeltner

If to the Holder:	c/o The Carlyle Group 1001 Pennsylvania Avenue, Suite 220S Washington, D.C. 20004 Facsimile: (202) 403-3450 E-mail: aditya.narain@carlyle.com Attention: Aditya Narain

with a copy (which shall not constitute notice) to:	Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Facsimile: (212) 446-4900 E-mail: Joshua.Korff@kirkland.com; Ross.Leff@kirkland.com Attention: Joshua N. Korff, P.C.; Ross M. Leff

13.          Cumulative Remedies. Except to the extent expressly provided in Section 6 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.          Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.          Entire Agreement. This Warrant, together with the Amendment and Exchange Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Subscription Agreement, the statements in the body of this Warrant shall control.

16.         Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.         No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.          Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19.         Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.          Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.        Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b)) BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22.          Submission to Jurisdiction; Waiver of Service and Venue.

(a)     Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the U.S. District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)     Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any court referred to in this Section 22. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)     Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Warrant will affect the right of any party to serve process in any other manner permitted by law.

23.         Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24.          Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25.        No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

SEACOR MARINE HOLDINGS INC.

By:
Name:
Title:

Accepted and agreed,

[HOLDER NAME]

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

SEACOR Marine Holdings Inc.
7910 West Main Street

Houma, Louisiana 70360

Enclosed, please find my Form of Warrant with Warrant Certificate No.: W-[●] and Original Issue Date: [●] (the “Warrant”) issued under the Amendment and Exchange Agreement, dated [●], 2018 (the “Amendment and Exchange Agreement”), and subject to all of the terms and conditions of the Warrant and the Amendment and Exchange Agreement referred to therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amendment and Exchange Agreement. I hereby exercise my Warrant and hereby notify you of my election to purchase the following stated number of shares of Common Stock of SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”, and such shares of Common Stock the “Warrant Shares”), at the agreed Exercise Price of $0.01 per Warrant Share, as indicated below:

Number of Warrant Shares: ___     Aggregate Exercise Price: $___

If this Notice of Exercise involves fewer than all of the Warrant Shares that are exercisable under the Warrant, I retain the right to exercise my Warrant for the balance of the Warrant Shares remaining, all in accordance with the terms of the Warrant.

I agree to provide the Company with such other documents and representations as it may reasonably require pursuant to Section 9 of the Warrant in connection with the exercise of this Warrant.

Payment of Aggregate Exercise Price.

□ (1) This Notice of Exercise is accompanied by a check in the amount of $______; and/or
□ (2) Payment of the Aggregate Exercise Price will be made by wire transfer of immediately available funds to an account designated in writing by the Company; and/or
□ (3) Payment of the Aggregate Exercise Price will be made by the Company withholding a number of Warrant Shares now issuable upon the exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price.

In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by Non-U.S. Citizens, the undersigned registered Holder of the enclosed Warrant represents and warrants as follows:

CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Company to confirm that the Holder is a U.S. Citizen)
☐	such Holder is a Non-U.S. Citizen and such Holder, together with its Affiliates, currently holds _____________ shares of Common Stock

My current address is as follows:

Address:

Date:

Signature

Enclosures: